SunTrust Banks, Inc.					**Atlanta, GA**
Direct Non Bank Subsidiaries					
100%	GenSpring Holdings, Inc.				Palm Beach Gardens, FL
	100%	GenSpring Family Offices, L.L.C.			Jupiter, FL
		100%	GenSpring Family Offices International, LLC		Miami, FL
		100%	Teton Trust Company		Jackson, WY
			100%	TTC & Co L.L.C.	Jackson, WY
100%	SunTrust Capital I				Atlanta, GA
100%	SunTrust Capital III				Atlanta, GA
100%	SunTrust Preferred Capital I				Atlanta, GA
100%	National Commerce Capital Trust I				Memphis, TN
100%	SunTrust Delaware Trust Company				Wilmington, DE
100%	SunTrust Robinson Humphrey, Inc.				Nashville, TN
100%	SunTrust Insurance Company				Chattanooga, TN
99.99%	SunTrust Plaza Associates, LLC				Atlanta, GA
98.71%	RidgeWorth Capital Management, Inc.				Atlanta, GA
	100%	Ceredex Value Advisors LLC			Orlando, FL
	100%	Certium Asset Management LLC			Atlanta, GA
	100%	Seix Investment Advisors LLC			Upper Saddle River, NJ
		100%	Baker Street CLO 2005-1, Ltd		Grand Cayman, Cayman Island, B.W.I.
	100%	Silvant Capital Management, LLC			Atlanta, GA
	100%	StableRiver Capital Management LLC			Atlanta, GA
100%	SunTrust Equity Funding, LLC				Atlanta, GA
	100%	AT Middletown NJ Landlord, LLC			Atlanta, GA
	100%	FX Kettleman City CA Landlord, LLC			Atlanta, GA
	100%	HD California DFDC Landlord, LLC			Atlanta, GA
	100%	Howe Street Landlord, LLC			Atlanta, GA
	100%	ST Leasing Special Purpose Member, LLC			Atlanta, GA

Direct Non Bank Subsidiaries (continued)				
100%	SunTrust Equity Funding, LLC (continued)			Atlanta, GA
	100%	STEF NLIP, LLC		Atlanta, GA
		100%	DS Abbeville LA Landlord, LLC	Atlanta, GA
		100%	DS Ambler PA Landlord, LLC	Atlanta, GA
		100%	DS Andalusia AL Landlord, LLC	Atlanta, GA
		100%	DS Charles Town WV Landlord, LLC	Atlanta, GA
		100%	DS Chesapeake VA Landlord, LLC	Atlanta, GA
		100%	DS DeKalb IL Landlord, LLC	Atlanta, GA
		100%	DS DePere WI Landlord, LLC	Atlanta, GA
		100%	DS D'Iberville MS Landlord, LLC	Atlanta, GA
		100%	DS Douglasville GA Landlord, LLC	Atlanta, GA
		100%	DS Downingtown PA Landlord, LLC	Atlanta, GA
		100%	DS Espanola NM Landlord, LLC	Atlanta, GA
		100%	DS Fulton MD Landlord, LLC	Atlanta, GA
		100%	DS Gales Ferry CT Landlord, LLC	Atlanta, GA
		100%	DS Kenova WV Landlord, LLC	Atlanta, GA
		100%	DS Kent OH Landlord, LLC	Atlanta, GA
		100%	DS Maryland Ave DE Landlord, LLC	Atlanta, GA
		100%	DS Modesto CA Landlord, LLC	Atlanta, GA
		100%	DS Morgan Hill CA Landlord, LLC	Atlanta, GA
		100%	DS Princeton TX Landlord, LLC	Atlanta, GA
		100%	DS Shaker Heights OH Landlord, LLC	Atlanta, GA
		100%	DS St. Peters MO Landlord, LLC	Atlanta, GA
		100%	DS Telegraph Road DE Landlord, LLC	Atlanta, GA
		100%	GS McCook IL Landlord, LLC	Atlanta, GA
		100%	GS Whitewater WI Landlord, LLC	Atlanta, GA
		100%	KMX Indianapolis IN Landlord, LLC	Atlanta, GA
		100%	RT Forest Lane Landlord, LLC	Atlanta, GA
		100%	RT Houston Landlord, LLC	Atlanta, GA
		100%	RT Jupiter Landlord, LLC	Atlanta, GA
		100%	RT Port Arthur Landlord, LLC	Atlanta, GA
		100%	RT Waco Landlord, LLC	Atlanta, GA
		100%	WG Byron Center MI Landlord, LLC	Atlanta, GA
		100%	WG Cheyenne WY Landlord, LLC	Atlanta, GA
		100%	WG North Bend OR Landlord, LLC	Atlanta, GA
		100%	WG Peoria IL Landlord, LLC	Atlanta, GA
100%	SunTrust 1031 Exchange Co.			Richmond, VA

Direct Non Bank Subsidiaries (continued)		
100%	ST Management Services India Private Limited	Bangalore, India
100%	SunTrust Outsourcing Management, L.L.C	Atlanta, GA
100%	SunTrust NLIP, Inc.	Atlanta, GA

Lower Tier Bank Holding Company

100%	SunTrust Bank Holding Company						Orlando, FL
	100%	SunTrust Bank (see pages 4-5 for subsidiaries)					Atlanta, GA
		100%	Premium Assignment Corporation				Tallahassee, FL
			100%	Premium Assignment Corporation, II			Tallahassee, FL
		100%	STB Capital, LLC				Newark, DE
		100%	STB Receivables (Central Florida), Inc.				Newark, DE
		100%	STB Management Corporation				Newark, DE
			100%	STB FNC Corporation			Newark, DE
				100%	STB STR Corporation		Newark, DE
		100%	STB Real Estate LLC				Newark, DE
			100%	STB Real Estate Parent LLC			Newark, DE
				100%	STB Real Estate Holdings (Commercial), Inc.		Newark, DE
					100%	STB Holdings (Commercial) TRS, Inc.	Newark, DE
				100%	STB Real Estate Holdings (Household Lending), Inc.		Newark, DE
					100%	STB Holdings (Household Lending) TRS, Inc.	Newark, DE
				100%	STB Real Estate Holdings (Residential), Inc.		Newark, DE
					100%	STB Holdings (Residential) TRS, Inc.	Newark, DE
		100%	SunTrust Community Capital, LLC**				Atlanta, GA
		100%	SunTrust International Banking Company				Atlanta, GA
		100%	CB Finance, Inc.				Newark, DE
			100%	STI Institutional & Government, Inc.			Wilmington, DE
			100%	STB Real Estate Parent (MA), Inc.			Newark, DE
				100%	SunTrust Real Estate Investment Corporation		Newark, DE
					100%	STREIC TRS Inc.	Newark, DE
			100%	SunTrust Leasing Corporation			Towson, MD
				100%	SunTrust Equipment Finance & Leasing Corp.		Towson, MD
					100%	SunTrust Finance NC Corporation	Towson, MD
			100%	CM Finance, L.L.C.			Newark, DE
				100%	STBE Investments, Inc.		Wilmington, DE
		100%	SunTrust Mortgage, Inc.				Richmond, VA
			100%	ValuTree Real Estate Services, L.L.C.			Richmond, VA

**See supplemental list of legal entities

100%	SunTrust Bank Holding Company (continued)							
		100%	SunTrust Bank (continued)					
						100%	SunTrust Mortgage Securitization, LLC	Richmond, VA
				100%	Twin Rivers Insurance Company			Charleston, SC
				100%	SunTrust Procurement Services, L.L.C.			Baltimore, MD
				100%	SunTrust Student Loan Funding, L.L.C.			Atlanta, GA
						100%	SunTrust Student Loan Trust 2006-1	Atlanta, GA
				100%	Southland Associates, Inc.			Durham, NC
				100%	National Commerce Bank Services, Inc.			Memphis, TN
				100%	SunTrust Securitization Holdings, LLC			Atlanta, GA
				100%	SunTrust Robinson Humphrey Funding, LLC			Atlanta, GA
				100%	SunTrust Total Return Swap Funding, LLC			Atlanta, GA
						100%	Freestone Trading, LLC	Atlanta, GA
						100%	Double Haul Trading, LLC	Atlanta, GA
						100%	Davidson River Trading, LLC	Atlanta, GA
						100%	Battenkill Trading, LLC	Atlanta, GA
						100%	Gros Ventre Trading, LLC	Atlanta, GA
						100%	Patagonia Trading, LLC	Atlanta, GA
						100%	Teton Funding, LLC	Atlanta, GA
						100%	Yellowstone Trading, LLC	Atlanta, GA
						100%	Holston River Trading, LLC	Atlanta, GA
				100%	CRM Properties Manager, LLC			Atlanta, GA
						100%	CRM Central Properties, LLC	Atlanta, GA
						100%	CRM Mid-Atlantic Properties, LLC	Atlanta, GA
						100%	CRM Florida Properties, LLC	Atlanta, GA
						100%	155 Palencia Village Drive, LLC	Atlanta, GA
						100%	7440 U.S. Highway 1 N., LLC	Atlanta, GA

100%	SunTrust Bank Holding Company (continued)			
	100%	STI Investment Management (Collateral), Inc.		Newark, DE
		100%	STI Investment Management (Equity), Inc.	Wilmington, DE
	100%	SunTrust Investment Services, Inc.		Atlanta, GA
	100%	SunTrust Banks Trust Company (Cayman) LTD		Grand Cayman, Cayman Island, B.W.I.
	100%	SunTrust Personal Loans, Inc.		Atlanta, GA
	100%	Twin Rivers II, Inc.		Charleston, SC
	100%	SunTrust Insurance Services, Inc.		Madison, GA